CONSENT OF INDEPENDENT PETROLEUM ENGINEER

As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Pre-Effective Amendment No. 3 to McMoRan Exploration Co. Registration Statement on Form S-3 and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2004 incorporated by reference therein.

/s/ RYDER SCOTT COMPANY, L.P.
                                                                                                                  RYDER SCOTT COMPANY, L.P.

Houston, Texas
April 18, 2005